UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2015

URBAN HYDROPONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54118	72-1600437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o CKR Law LLC 1330 Avenue of the Americas, 14th FL. New York, NY 10019
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(561) 543-8882

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a document displaying the text that appears on each page of the Urban Hydroponics, Inc. website that is being updated on or about November 30, 2015 (the “Updated Website”). The Company’s website is being updated to present information about Urban Cultivator Inc. and BC Northern Lights Enterprises Ltd, two private, affiliated British Columbia companies operating in the indoor hydroponics gardening appliances market.

Urban Hydroponics, Inc. has signed a binding letter of intent to merge with Urban Cultivator, Inc. and BC Northern Lights Enterprises, Ltd. Although the closing of this merger is expected to take place prior to December 31, 2015, there can be no assurances that the merger will close by that date or at all.

Attached hereto as Exhibit 99.2 is an investor presentation that appears on the Updated Website and that relates to the businesses of Urban Cultivator, Inc. and BC Northern Lights Enterprises, Ltd.

The information furnished in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Urban Hydroponics Website pages in Word Format, as of 11/30/15
99.2	Investor Presentation as of 11/30/15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2015	By:	/s/ Frank Terzo
Name: Frank Terzo
Title: President